UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015

PACIFIC SPECIAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001- 37593	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

855 Pudong South Road, The World Plaza, 27th Floor

Pudong, Shanghai

China 200120

(Address of principal executive offices, including Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 27, 2015, Pacific Special Acquisition Corp. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the ordinary shares, rights and warrants included in the Units commencing on or about October 29, 2015. Each Unit consists of one ordinary share, no par value per share, one right to receive one-tenth (1/10) of one ordinary share upon the consummation of an initial business combination and one warrant to purchase one-half of one ordinary share at a price of $12.00 per full share. Those Units not separated will continue to trade on the NASDAQ Capital Market under the symbol “PAACU,” and each of the ordinary shares, rights and warrants will trade separately on the NASDAQ Capital Market under the symbols “PAAC” “PAACR” and “PAACW,” respectively.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit

99.1	Press Release of Pacific Special Acquisition Corp., dated October 27, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2015	PACIFIC SPECIAL ACQUISITION CORP.

	By:	/s/ Zhouhong Peng
Name: Zhouhong Peng
Title: Chief Executive Officer

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